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                                                                   Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-93051, Form S-3/A No. 333-81263, Form S-3 No. 333-47512, Form
S-3DPOS No. 333-81263, and Form S-8 Nos. 333-47610, 333-84567, 333-48867,
333-31297, 333-23095, 333-06081, 33-62543, 33-80594, 33-53432, 33-45469,
33-41945, 33-25230, 33-19851 and 33-16625) pertaining to the 1995 Management
Stock Option Plan, the 1996 Non-Employees Directors' Stock Option Plan, the 1996 Equity Incentive Plan, the Employee Stock Purchase Plan, the Komag Incorporated Deferred Compensation Plan, the Komag, Incorporated Restated 1987 Stock Option Plan, the Komag Material Technology, Inc. 1995 Stock Option Plan, the Komag, Incorporated Employee Stock Purchase Plan, the Komag, Incorporated Restated 1987 Stock Option Plan, the Komag, Incorporated 1988 Employee Stock Purchase Plan, the Dastek, Inc. 1992 Stock Option Plan, and the 1997 Supplemental Stock Option Plan, of our report dated January 29, 2001, with respect to the consolidated financial statements and schedule of Komag, Incorporated for each of the two years in the period ended December 31, 2000 included in this Annual Report (Form 10-K) for the year ended December 30, 2001.

                                                               Ernst & Young LLP



San Jose, California
March 21, 2002